UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

September 15, 2015

Date of Report (Date of earliest event reported)

___________________________________________________________

ACURA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

___________________________________________________________

State of New York	1-10113	11-0853640
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

616 N. North Court, Suite 120

Palatine, Illinois 60067

(Address of principal executive offices) (Zip Code)

(847) 705-7709

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 8.01. Other Events

On September 15, 2015, Acura Pharmaceuticals, Inc. (the “Company”) received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market confirming that for the last 10 consecutive business days, from August 28 to September 14, 2015, the closing bid price of the Company’s common stock has been equal to or in excess of the $1.00 per share minimum bid price requirement for continued listing, as required by Nasdaq Listing Rule 5550(a)(2) and the Company was once again in compliance with the rule. The letter further stated that this matter, which had been previously communicated to the Company in the Staff’s non-compliance notices dated September 18, 2014 and March 19, 2015, is now closed.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated September 16, 2015 announcing the Company’s compliance with the Nasdaq’s minimum bid price continued listing requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter A. Clemens
Peter A. Clemens
Senior Vice President & Chief Financial Officer

Date: September 16, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 16, 2015 announcing the Company’s compliance with the Nasdaq’s minimum bid price continued listing requirement.